As filed with the Securities and Exchange Commission on November 18, 2025

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIORESTORATIVE THERAPIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	8099	30-1341024
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

40 Marcus Drive, Suite One

Melville, New York 11747

(631) 760-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lance Alstodt, President and Chief Executive Officer

BioRestorative Therapies, Inc.

40 Marcus Drive, Suite One

Melville, New York 11747

(631) 760-8100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Fred Skolnik, Esq.

Certilman Balin Adler & Hyman, LLP

90 Merrick Avenue

East Meadow, New York 11554

(516) 296-7048

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED NOVEMBER 18, 2025

BIORESTORATIVE THERAPIES, INC.

508,592 Shares of Common Stock

This prospectus relates to the offer and sale from time to time of up to 508,592 shares of common stock, par value $0.0001 per share, of BioRestorative Therapies, Inc. by the selling securityholders listed under the caption “Selling Securityholders” on page 5 of this prospectus (the “selling securityholders”). All of the shares being offered, when sold, will be sold by the selling securityholders or their respective pledgees, donees, assignees, transferees or other successors-in-interest. We are filing the registration statement of which this prospectus is a part to fulfill a contractual obligation to do so, as described in this prospectus. We will not receive any of the proceeds from the sale or other disposition of the shares by the selling securityholders.

The selling securityholders or their respective pledgees, donees, assignees, transferees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices relating to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” for additional information.

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “BRTX.” On November 17, 2025, the closing sale price for our common stock on the NASDAQ Capital Market was $1.24 per share.

Investing in our common stock involves risks. You should carefully read the section entitled “Risk Factors” on page 3 of this prospectus before purchasing any shares of common stock offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated             , 2025.

This prospectus includes references to our federally registered trademarks, BioRestorative Therapies and Dragonfly design, BRTX-100, ThermoStem and BRTX. The Dragonfly logo is also registered with the U.S. Copyright Office. This prospectus also includes references to trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, trademarks and trade names referred to in this prospectus appear without the ®, SM or ™ symbols, and copyrighted content appears without the use of the symbol ©, but the absence of use of these symbols does not reflect upon the validity or enforceability of the intellectual property owned by us or third parties.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling securityholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of common stock covered by this prospectus. You should rely only on the information contained or incorporated by reference into this prospectus and any related prospectus supplement. We have not, and the selling securityholders have not, authorized anyone to provide you with different information. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and any prospectus supplement is accurate only as of the date on the front of this prospectus or the prospectus supplement, as applicable, and that any information incorporated by reference into this prospectus or any prospectus supplement is accurate only as of the date given in the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Obtain More Information.”

This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference into this prospectus or any applicable prospectus supplement are the property of their respective owners.

This summary is not complete and does not contain all of the information you should consider before investing in the securities offered by this prospectus. Before making an investment decision, you should read the entire prospectus, and any prospectus supplement, carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes to the financial statements incorporated by reference into this prospectus.

Unless the context of this prospectus indicates otherwise, the terms “BioRestorative,” the “Company,” “we,” “us” or “our” refer to BioRestorative Therapies, Inc. and its consolidated subsidiaries.

WHERE YOU CAN OBTAIN MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which means that we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are available at the Public Reference Room of the SEC at 100 F Street, NE, Washington D.C. 20549. You may also obtain copies of these reports, proxy statements and other information from the Public Reference Room of the SEC, at prescribed rates, by calling 1-800-SEC-0330. The SEC maintains an Internet website at http://www.sec.gov where you can access reports, proxy statements, information and registration statements, and other information regarding us that we file electronically with the SEC. In addition, we make available, without charge, through our website, www.biorestorative.com, electronic copies of various filings with the SEC, including copies of Annual Reports on Form 10-K. Information on our website should not be considered a part of this prospectus, and we do not intend to incorporate into this prospectus any information contained on our website.

1

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-37603):

●	our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 28, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 14, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on August 12, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 filed with the SEC on November 12, 2025;

●	our Current Report on Form 8-K filed with the SEC on April 21, 2025;

●	our Current Report on Form 8-K filed with the SEC on September 25, 2025;

●	our Current Report on Form 8-K filed with the SEC on October 8, 2025; and

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on November 4, 2021, and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference into this prospectus all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

2

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

BioRestorative Therapies, Inc.

40 Marcus Drive, Suite One

Melville, New York 11747

(631) 760-8100

Attention: Secretary

fsilva@biorestorative.com

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should consider carefully the specific risk factors discussed in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC, and which is incorporated in this prospectus by reference in its entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment.

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in or incorporated by reference into this prospectus contain “forward-looking statements.” Forward-looking statements are made based on our management’s expectations and beliefs concerning future events impacting our company and are subject to uncertainties and factors relating to our operations and economic environment, all of which are difficult to predict and many of which are beyond our control. You can identify these statements from our use of the words “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “plan,” “may” and similar expressions. These forward-looking statements may include, among other things:

●	statements relating to projected growth and management’s long-term performance goals;
●	statements relating to the anticipated effects on results of operations or our financial condition from expected developments or events;
●	statements relating to our business and growth strategies; and
●	any other statements which are not historical facts.

3

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including without limitation:

●	our current and anticipated cash needs and our need for additional financing;
●	federal, state and foreign regulatory requirements;
●	our ability to conduct clinical trials with respect to our products and services;
●	our ability to develop and commercialize our products and services;
●	our ability to enter into agreements to implement our business strategy;
●	the acceptance of our products and services by patients and the medical community;
●	our ability to secure necessary media and reagents, as well as devices, materials and systems, for our clinical trials and commercial production;
●	our manufacturing capabilities to produce our products;
●	our ability to obtain brown adipose (fat) tissue in connection with our ThermoStem Program;
●	our ability to protect our intellectual property;
●	our ability to obtain and maintain an adequate level of product liability insurance;
●	our ability to obtain third party reimbursement for our products and services from private and governmental insurers;
●	the effects of competition in our market areas;
●	our reliance on certain key personnel;
●	further sales or other dilution of our equity, which may adversely affect the market price of our common stock; and
●	other factors and risks referred to under “Risk Factors” on page 3 of this prospectus.

You should not place undue reliance on any forward-looking statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

Who We Are

We develop therapeutic products using cell and tissue protocols, primarily involving adult stem cells. As described below, our two core programs relate to the treatment of disc/spine disease and metabolic disorders. We also operate a commercial biocosmeceutical platform.

● Disc/Spine Program (brtxDisc). Our lead cell therapy candidate, BRTX-100, is a product formulated from autologous (or a person’s own) cultured mesenchymal stem cells collected from the patient’s bone marrow. We intend that the product will be used for the non-surgical treatment of painful lumbosacral disc disorders or as a complimentary therapeutic to a surgical procedure. The BRTX-100 production process utilizes proprietary technology and involves collecting a patient’s bone marrow, isolating and culturing stem cells from the bone marrow and cryopreserving the cells. In an outpatient procedure, BRTX-100 is to be injected by a physician into the patient’s damaged disc. The treatment is intended for patients whose pain has not been alleviated by non-surgical procedures and who potentially face the prospect of surgery. We have commenced a Phase 2 clinical trial using BRTX-100 to treat chronic lower back pain arising from degenerative disc disease. We have also obtained U.S. Food and Drug Administration (“FDA”) Investigational New Drug (“IND”) clearance to evaluate BRTX-100 in the treatment of chronic cervical discogenic pain.

4

● Metabolic Program (ThermoStem). We are developing cell-based therapy candidates to target obesity and metabolic disorders using brown adipose (fat) derived stem cells (“BADSC”) to generate brown adipose tissue (“BAT”), as well as exosomes secreted by BADSC. We refer to this as our ThermoStem Program. BAT is intended to mimic naturally occurring brown adipose depots that regulate metabolic homeostasis in humans. Initial preclinical research indicates that increased amounts of brown fat in animals may be responsible for additional caloric burning as well as reduced glucose and lipid levels. Researchers have found that people with higher levels of brown fat may have a reduced risk for obesity and diabetes. BASDSC secreted exosomes may also impact weight loss. Patents related to the ThermoStem Program have been issued in the United States and other jurisdictions.

● BioCosmeceuticals: We operate a commercial biocosmeceutical platform. Our current commercial product, formulated and manufactured using our cGMP ISO-7 certified clean room, is a cell-based secretome containing exosomes, proteins and growth factors. This proprietary biologic serum has been specifically engineered by us to reduce the appearance of fine lines and wrinkles and bring forth other areas of cosmetic effectiveness. Moving forward, we also intend to explore the potential of expanding our commercial offering to include a broader family of cell-based biologic aesthetic products and therapeutics via IND-enabling studies, with the aim of pioneering FDA approvals in the emerging biocosmeceuticals space.

We have also licensed an investigational curved needle device designed to deliver cells and/or other therapeutic products or material to the spine and discs (and other parts of the body). We anticipate that FDA approval or clearance will be necessary for this device prior to commercialization. We do not intend to utilize this device in connection with our Phase 2 clinical trial with regard to BRTX-100.

Corporate Information

We are a Nevada corporation. Our headquarters are located at 40 Marcus Drive, Suite One, Melville, New York 11747. Our telephone number is (631) 760-8100. We maintain certain information on our website at www.biorestorative.com. The information on our website is not (and should not be considered) part of this prospectus and is not incorporated into this prospectus by reference.

The Offering

We have entered into agreements with the selling securityholders pursuant to which we have agreed to use commercially reasonable efforts to register for resale the shares of common stock issuable to the selling securityholders upon the exercise of certain warrants held by them for the purchase of an aggregate of 508,592 shares of common stock (the “Warrants”).

The following is a brief summary of this offering. You should read the entire prospectus carefully, including “Risk Factors” on page 3, the information referred to therein and the information, including financial information, incorporated by reference into this prospectus.

Common Stock Outstanding	8,876,242 shares

Common Stock Offered by the Selling Securityholders	508,592 shares

Terms of the Offering	The selling securityholders will determine when and how they will sell the shares of common stock offered by this prospectus, as described in “Plan of Distribution.”

Use of Proceeds	We will receive no proceeds from the sale of the shares of common stock being offered by the selling securityholders by this prospectus.

Risk Factors	An investment in the shares offered by this prospectus involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” on page 3.

Nasdaq Capital Market Symbol	“BRTX”

USE OF PROCEEDS

We are not selling any securities in this offering and we will not receive any of the proceeds from the sale of shares of our common stock by the selling securityholders. The selling securityholders will receive all of the proceeds from any sales of the shares of our common stock offered hereby. However, we will incur expenses in connection with the registration of the shares of our common stock offered hereby, including legal and accounting fees.

We will receive the exercise price upon any exercise of the Warrants. If the outstanding Warrants are exercised in full, we would receive gross proceeds of $1,398,628. We currently intend to use such proceeds, if any, for general corporate purposes and working capital, including in connection with our clinical trial and other business initiatives. The holders of the Warrants are not obligated to exercise the Warrants, and we cannot predict whether or when, if ever, the holders of the Warrants will choose to exercise the Warrants, in whole or in part.

SELLING SECURITYHOLDERS

The following table identifies the selling securityholders and indicates, as of November 17, 2025, certain information known to us based upon written statements provided by the selling securityholders or through our transfer agent records with respect to: (i) the number of shares of common stock beneficially owned by the selling securityholders prior to the offering of the shares of common stock covered by this prospectus; (ii) the maximum number of shares of common stock the selling securityholders may sell under this prospectus; (iii) the number of shares of common stock that the selling securityholders would own following the sale of all of the shares of common stock they may sell under this prospectus; and (iv) the percentage of the outstanding common stock that the selling securityholders would own following the sale of all of the shares of common stock they may sell under this prospectus.

5

The selling securityholders or their respective pledgees, donees, assignees, transferees or other successors-in-interest may sell some, all or none of their shares of common stock covered by this prospectus from time to time. We do not know how long the selling securityholders will hold their shares of common stock covered by this prospectus before selling them. We currently have no agreements, arrangements or understandings with the selling securityholders regarding the sale of any of the shares of common stock. We do not know when or in what amounts the selling securityholders may sell or otherwise dispose of the shares of common stock covered hereby. As a result, we cannot estimate the number of shares that will be held by the selling securityholders after completion of the sale of shares of common stock covered by this prospectus. However, for purposes of this table, we have assumed that all of the Warrants will be exercised in full and that all of the shares of common stock covered by this prospectus will be sold by the selling securityholders. The percentages of common stock beneficially owned are based on 8,876,242 shares of common stock outstanding on November 17, 2025 (exclusive of the 918,055 shares of common stock issuable to Auctus Fund, LLC (“Auctus”), as discussed in footnote (2) to the following table).

Name of Selling Securityholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares of Common Stock Offered Hereby	Number of Shares of Common Stock Beneficially Owned After Offering		Percentage of Class After Offering(4)
Akita Partners LLC	31,250		23,437	31,250		*
Lance Alstodt	1,354,687	(1)	11,719	1,354,687	(1)	13.5%
American European Insurance Company	31,250		23,437	31,250		*
Auctus Fund, LLC	894,387	(2)	187,500	894,387	(2)	9.99%
Michael Bulman and Ruthanne Bulman	15,625		11,719	15,625		*
Jon Eckert	31,250		23,437	31,250		*
Jeffrey D. Enslin	31,250		23,437	31,250		*
George E. Gray	15,625		11,719	15,625		*
Christopher Mancuso	15,625		11,719	15,625		*
Thomas Richard McDonald	21,875		16,406	21,875		*
W. John Rudicus	15,625		11,719	15,625		*
Brendan Schneck	62,500		46,875	62,500		*
Francisco Silva	1,306,423	(3)	11,719	1,306,423	(3)	13.1%
Steven C. Silverman	69,100		46,875	69,100		*
John Nachum Stein	31,250		23,437	31,250		*
Jerome B. Zeldis	31,250		23,437	31,250		*

*	Less than 1%
(1)	Includes 1,167,190 shares of common stock issuable upon the exercise of options that are exercisable currently or within 60 days.

6

(2)	Auctus holds warrants for the purchase of up to 1,613,685 shares of our common stock, including the Warrants for the purchase of up to 187,500 shares of our common stock. In addition, Auctus owns 1,398,158 shares of our Series B preferred stock which are convertible into an aggregate of 1,398,158 shares of our common stock. In connection with a certain transaction with Auctus, we issued to Auctus certain shares of common stock and have agreed to issue to Auctus, upon receipt of notice from Auctus, subject to the limitation discussed below, 918,055 shares of common stock (the “Additional Shares”). However, the warrants held by Auctus for the purchase of up to 1,613,685 shares of our common stock are not exercisable for the purchase of our common stock, such Series B preferred stock is not convertible into shares of our common stock, and the Additional Shares are not issuable to the extent Auctus would beneficially own, after such exercise and/or conversion and/or issuance, more than 9.99% of our outstanding shares of common stock. Auctus has advised that, as of October 31, 2025, it owned 817,792 shares of common stock, which represented approximately 9.2% of the then 8,876,242 outstanding shares of common stock and that the Additional Shares are issuable to it, upon notice from it, to the extent that such issuances would not result in Auctus beneficially owning after such issuances more than 9.99% of our outstanding shares of common stock. Based upon the foregoing, as of November 17, 2025, 76,595 Additional Shares are issuable to Auctus (to comply with the 9.99% beneficial ownership limitation), the remaining Additional Shares are not issuable, none of the warrants held by Auctus, including the Warrants, are currently exercisable for the purchase of shares of common stock and the Series B preferred stock is not convertible into shares of common stock. The number of shares of common stock reflected in the table above as being beneficially owned by Auctus prior to the offering equals 9.99% of our outstanding common stock as of November 17, 2025 (after giving effect to issuance to Auctus of the 76,595 Additional Shares). Without the beneficial ownership limitation discussed above, Auctus would have beneficial ownership of 4,560,190 shares of common stock.
(3)	Includes 1,122,903 shares of common stock issuable upon the exercise of options that are exercisable currently or within 60 days and 12,136 shares of common stock held by Mr. Silva in a retirement account.
(4)	Percentage assumes the exercise of all of the Warrants for the purchase of an aggregate of 508,592 shares of common stock and that, following such exercises, the number of shares of common stock outstanding will be 9,384,834 plus the 76,595 Additional Shares currently issuable to Auctus.

Relationship with Selling Securityholders

On October 6, 2025, we entered into subscription agreements with the selling securityholders with regard to the purchase of an aggregate of 678,125 shares of our common stock in a registered direct offering. Concurrently, in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), we issued to the selling securityholders the Warrants to purchase shares of common stock. The Warrants will be exercisable commencing six months from the date of issuance and until the five year anniversary of the date of issuance for the purchase of an aggregate of up to 508,592 shares of common stock at an exercise price of $2.75 per share.

Lance Alstodt, a selling securityholder, has served as our Chief Executive Officer, President and Chairman of the Board since November 2020. Francisco Silva, a selling securityholder, has served as our Vice President of Research and Development since March 2013 and as our Secretary and a director since November 2020.

7

DESCRIPTION OF SECURITIES

This prospectus contains a summary description of the common stock that may be offered from time to time by the selling securityholders. This summary description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the more complete descriptions thereof set forth in our amended and restated articles of incorporation (“our charter”) and our bylaws, each as amended to date. The applicable prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

Authorization

Our authorized capital stock consists of 95,000,000 shares of capital stock. We are authorized to issue 75,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share.

As of November 17, 2025, there were 8,876,242 shares of common stock issued and outstanding (exclusive of the 918,055 Additional Shares issuable to Auctus as discussed under “Selling Securityholders” above) and 1,398,158 shares of Series B preferred stock issued and outstanding.

Common Stock

Dividend Rights. Subject to preferences that may be applicable to any shares of our preferred stock that may be outstanding, the holders of our common stock are entitled to share ratably in such dividends as may be declared by our Board of Directors out of funds legally available therefor.

Voting Rights. Each share of our common stock entitles its holder to one vote in the election of directors as well as all other matters to be voted on by stockholders.

No Preemptive Rights. Holders of our common stock do not have any preemptive rights to subscribe for additional shares on a pro rata basis or otherwise when additional shares are offered for sale by us.

Liquidation Rights. Subject to preferences that may be applicable to any shares of our preferred stock that may be outstanding, in the event of our liquidation, dissolution or winding up, the holders of our common stock would be entitled to receive, pro rata, after payment of all of our debts and liabilities, all of our remaining assets available for distribution.

Other Rights. Holders of our common stock have no preferences or conversion or exchange rights. Shares of our common stock will not be liable for further calls or assessments by us and are not subject to redemption.

Certain Provisions Having Potential Anti-Takeover Effects

General. The following is a summary of the material provisions of the Nevada Revised Statues (the “NRS”) and our charter and bylaws that address matters of corporate governance and the rights of stockholders. Certain of these provisions may delay or prevent takeover attempts not first approved by our Board of Directors (including takeovers which certain stockholders may deem to be in their best interests). These provisions also could delay or frustrate the removal of incumbent directors or the assumption of control by stockholders. The primary purpose of these provisions is to encourage negotiations with our management by persons interested in acquiring control of our company. All references to the charter and bylaws are to our charter and bylaws in effect on the date of this prospectus.

8

Combinations with Interested Stockholder. Sections 78.411-78.444, inclusive, of the NRS contain provisions governing combinations with an interested stockholder. For purposes of the NRS, “combinations” include: (i) any merger or consolidation with any interested stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any interested stockholder of corporate assets with an aggregate market value equal to more than 5% of the aggregate market value of the corporation’s consolidated assets, more than 5% of the aggregate market value of outstanding shares of the corporation or more than 10% of the earning power or net income of the corporation, (iii) the issuance to any interested stockholder of voting shares (except pursuant to a share dividend or similar proportionate distribution) with an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation, (iv) the adoption of the dissolution of the corporation if proposed by or on behalf of any interested stockholder, (v) any reclassification of securities, recapitalization or corporate reorganization that will have the effect of increasing the proportionate share of the corporation’s outstanding voting shares held by any interested stockholder and (vi) any receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loan, advance, guarantee, pledge or other financial assistance. For purposes of the NRS, an “interested stockholder” is defined to include any beneficial owner of more than 10% of any class of the voting securities of a Nevada corporation and any person who is an affiliate or associate of the corporation and was at any time during the preceding two years the beneficial owner of more than 10% of any class of the voting securities of the Nevada corporation.

Subject to certain exceptions, the provisions of the NRS statute governing combinations with interested stockholders provide that a Nevada corporation may not engage in a combination with an interested stockholder for two years after the date that the person first became an interested stockholder unless the combination or the transaction by which the person first became an interested stockholder is approved by the Board of Directors before the person first became an interested stockholder, or unless the combination is approved by the Board of Directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates.

Control Share Acquisitions. The NRS also contains a “control share acquisitions statute.” If applicable to a Nevada corporation, this statute restricts the voting rights of certain stockholders referred to as “acquiring persons,” that acquire or offer to acquire ownership of a “controlling interest” in the outstanding voting stock of an “issuing corporation.” For purposes of these provisions, a “controlling interest” means with certain exceptions the ownership of outstanding voting stock sufficient to enable the acquiring person to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power in the election of directors; “issuing corporation” means a Nevada corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding such date, and which does business in Nevada directly or through an affiliated corporation. The voting rights of an acquiring person in the affected shares will be restored only if such restoration is approved by the holders of a majority of the voting power of the corporation. The NRS allows a corporation to “opt-out” of the control share acquisitions statute by providing in such corporation’s articles of incorporation or bylaws that the control share acquisitions statute does not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. The Company has not opted out of this statute.

9

Authorized But Unissued Shares. Nevada law does not require stockholder approval for any issuance of authorized shares. Authorized but unissued shares may be used for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions. One of the effects of the existence of authorized but unissued shares may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Preferred Stock. Under the terms of our charter, our Board of Directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our Board of Directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our Board of Directors to issue preferred stock and determine its rights and preferences is to provide flexibility and eliminate delays associated with a stockholder vote on specific issues. However, the ability of our Board of Directors to issue preferred stock and determine its rights and preferences may have the effect of delaying or preventing a change in control.

Classified Board. We have a classified Board of Directors consisting of three classes of directors. A classified board is one in which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of our Board more difficult, and thus a potential change in control may be a lengthier process. The existence of our classified Board reduces the possibility that a third party could effect an unsolicited change in control of our Board. Since our classified Board will increase the amount of time required for a takeover bidder to obtain control of us without the cooperation of the Board, even if the takeover bidder were to acquire a majority of our outstanding common stock, the existence of our classified Board could tend to discourage certain tender offers which stockholders might feel would be in their best interests. Our classified Board will likely allow management, if confronted by a proposal from a third party who has acquired a block of our common stock, sufficient time to review the proposal and appropriate alternatives to the proposal and to attempt to negotiate a better transaction, if possible, for our stockholders.

Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders may be called only by our Board of Directors or the Chairman of the Board.

Filling Vacancies. Vacancies occurring in our Board of Directors and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the remaining directors, even if less than a quorum.

10

Removal of Directors by Stockholders. Under the terms of our charter, stockholders may remove directors with or without cause with the affirmative vote of holders of 75% of the voting power of all of the then-outstanding shares of our capital stock then entitled to vote at an election of directors, voting together as a single class.

Amendment of Bylaws. Our bylaws may be amended by our Board of Directors or by the holders of at least 75% of the voting power of our company.

Amendment of Certain Charter Provisions. Under the terms of our charter, amending certain charter provisions requires the affirmative vote of the holders of at least 75% of the voting power of all of the then-outstanding shares of our capital stock entitled to vote thereon, voting together as a single class. The provisions subject to such heightened requirement include those relating to stockholder action by written consent, the calling of special meetings, board classification, the filling of board vacancies, the removal of directors and the ability to amend our bylaws, among others.

Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to the nomination of persons for election as directors, other than nominations made by or at the direction of our Board of Directors, and stockholder proposals for business.

Stockholder Nominees; Stockholder Proposals.

In order for a stockholder to nominate a candidate for director at, or bring any business before, an annual meeting of stockholders, under our bylaws, timely notice of the nomination or business must be received by us in advance of the meeting. To be timely, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the date on which we first mailed the proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the meeting is convened more than 30 days prior to or delayed more than 60 days after the anniversary of the preceding year’s annual meeting, to be timely a stockholder’s notice must be received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by us.

The stockholder sending the notice of nomination or proposed business must describe various matters, including the following:

●	as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for election of such nominee as a director pursuant to Regulation 14A under the Exchange Act;

11

●	(i) the name and address of such stockholder, as they appear on our books and of such beneficial owner or Control Person (as defined in our bylaws), if any, (ii) the number of our shares which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner or Control Person, if any (iii) a representation that the stockholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (iv) if the notice relates to any business other than a nomination of director(s), a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions proposed for consideration, and the reasons for conducting such business at the meeting, (v) any direct or indirect personal or other interest of the stockholder in the business to be submitted, (vi) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner and by any Control Person or any other person acting in concert with any of the foregoing, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of our stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of our stock, and a representation that the stockholder will notify us in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (vii) a representation whether the stockholder or the beneficial owner, if any, and any Control Person will engage in a solicitation with respect to the nomination or business and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding stock required to approve or adopt the business to be proposed (in person or by proxy) by the stockholder and (viii) any other information relating to such stockholder, beneficial owner or Control Person, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board and in policies formulated by the Board and to discourage certain types of transactions that may involve an actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of our company.

Limitations on Director Liability

Our charter provides that our directors shall generally not be liable to us or any of our stockholders for damages for breach of duty as a director. This provision will eliminate such liability except for (i) any breach of the director’s duty of loyalty to us or to our stockholders, (ii) acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability for unlawful payment of dividends or unlawful stock purchases or redemptions in violation of the NRS, and (iv) any transaction from which the director derived an improper personal benefit.

12

Indemnification of Directors and Officers

Section 78.7502(1) of the NRS provides that a corporation may, and our charter and bylaws provide that we shall, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (an “Action”), by reason of the fact that he is or was our director, officer, employee or agent or is or was serving at our request in such capacity in another corporation, partnership, joint venture, trust or other enterprise (the “Indemnified Party”), against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal Action, had no reasonable cause to believe his conduct was unlawful; provided, however, no indemnification shall be made in respect of any Action by or in our right if the Indemnified Party shall have been adjudged by a court of competent jurisdiction, after exhaustion of any appeals, to be liable to us, unless and only to the extent that the court shall determine that, despite the adjudication of liability but in view of all circumstances, such person is fairly and reasonably entitled to indemnity.

Under the NRS, the directors have a fiduciary duty to us that is not eliminated by this provision of our charter and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under the NRS for breach of the director’s duty of loyalty to us for acts or omissions which are found by a court of competent jurisdiction to not be in good faith or involve intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the NRS. This provision also does not affect the directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Furthermore, Section 78.7502(3) of the NRS provides that determination of an Indemnified Party’s eligibility for indemnification by us shall be made on a case-by-case basis by: (i) the stockholders; (ii) the board of directors by a majority vote of a quorum consisting of directors who were not parties to the Action; (iii) independent legal counsel’s written opinion if: (1) a majority vote of a quorum consisting of directors who were not parties to the Action so orders; or (2) a quorum consisting of directors who were not parties to the Action cannot be obtained.

Lastly, Section 78.752(1) of the NRS empowers a corporation to purchase and maintain insurance or make other financial arrangements with respect to liability arising out of the actions or omissions of directors, officers, employees or agents in their capacity or status as such, whether or not the corporation has the authority to indemnify him against such liability.

Our charter provides that, to the fullest extent permitted by the NRS, no director or officer shall be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director or an officer, except to the extent that such exemption from liability or limitation thereof is not permitted under the NRS currently in effect or as the same may be amended. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time. No repeal or modification of this provision of our charter will apply to or have any effect on the liability or alleged liability of any of our directors or officers for or with respect to any acts or omissions of such directors or officers occurring prior to such repeal or modification.

13

Our bylaws provide that we will indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Action in such manner, under such circumstances and to the fullest extent permitted by our charter and the NRS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the provisions discussed above or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

The transfer agent for our common stock is Transhare Corporation.

PLAN OF DISTRIBUTION

The common stock may be sold or distributed from time to time by the selling securityholders. The shares may be sold or distributed directly to one or more purchasers, including pledgees, or through brokers or dealers who may act solely as agents or may acquire the shares as principals. The shares may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. When we refer to the “selling securityholders” in this section, we mean the selling securityholders listed in the section entitled “Selling Securityholders”, as well as their respective pledgees, donees, assignees, transferees and other successors-in-interest.

The distribution of the shares of common stock may be effected in one or more of the following methods:

●	underwritten offerings;
●	ordinary brokers transactions and transactions in which the broker solicits purchasers;
●	purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus;
●	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	to or through market makers or into an existing market for the common stock;
●	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
●	through transactions in options, swaps or other derivatives, whether exchange listed or otherwise;
●	through the settlement of short sales;
●	in privately negotiated transactions; or
●	any combination of the foregoing, or by any other legally available means.

In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. If a selling securityholder uses one or more underwriters in the sale, such underwriter(s) will acquire the shares of our common stock covered by this prospectus for their own account. The underwriter(s) may resell the shares of our common stock in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

14

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution, including the names of any underwriters, the purchase price and the proceeds the selling securityholders will receive from the sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers, and any other information we believe to be material.

In connection with distributions of the shares or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with the selling securityholders. Subject to applicable law, the selling securityholders may also sell the common stock short and redeliver the shares to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Brokers, dealers or agents participating in the distribution of the shares of common stock may receive compensation in the form of discounts, concessions or commissions from the selling securityholders and/or the purchasers of shares of common stock for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Such compensation as to a particular broker-dealer may be in excess of customary commissions. The selling securityholders and any broker-dealers acting in connection with the sale of the shares of common stock hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit realized by them on the resale of shares of common stock as principals may be deemed underwriting compensation under the Securities Act. Neither we nor the selling securityholders can presently estimate the amount of that compensation. We know of no existing arrangements between the selling securityholders and any such broker, dealer or agent relating to the sale or distribution of the shares of common stock.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling securityholders and their affiliates, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, the selling securityholders and other persons participating in a distribution of securities. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

15

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares of our common stock being offered, the method of distribution and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

There can be no assurance that the selling securityholders will sell any or all of the shares of common stock covered by this prospectus.

LEGAL MATTERS

The validity of the common stock offered by this prospectus is being passed upon by Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York. As of November 17, 2025, Certilman Balin Adler & Hyman, LLP owned 41 shares of our common stock.

EXPERTS

Our consolidated financial statements as of December 31, 2023 and 2024 and for the years then ended appearing in our Annual Report on Form 10-K for the year ended December 31, 2024 have been incorporated by reference into this prospectus in reliance upon the report of Marcum LLP, an independent registered public accounting firm, which report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

16

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$91.31
Legal fees and expenses	20,000.00
Accounting fees and expenses	20,000.00
Miscellaneous fees and expenses	908.69
Total	$41,000.00

Item 14.	Indemnification of Directors and Officers

Section 78.7502(1) of the NRS provides that a corporation may, and the Registrant’s Amended and Restated Articles of Incorporation (“Articles”) and By-Laws provide that the Registrant shall, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (an “Action”), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in such capacity in another corporation, partnership, joint venture, trust or other enterprise (the “Indemnified Party”), against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, no indemnification shall be made in respect of any Actions by or in the right of the corporation if the Indemnified Party shall have been adjudged by a court of competent jurisdiction, after exhaustion of any appeals, to be liable to the corporation, unless and only to the extent that the court shall determine that, despite the adjudication of liability but in view of all circumstances, such person is fairly and reasonably entitled to indemnity.

Under the NRS, the directors have a fiduciary duty to the Registrant that is not eliminated by this provision of the Articles and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under the NRS for breach of the director’s duty of loyalty to the Registrant for acts or omissions which are found by a court of competent jurisdiction to not be in good faith or involve intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the NRS. This provision also does not affect the directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

II-1

Furthermore, Section 78.7502(3) of the NRS provides that determination of an Indemnified Party’s eligibility for indemnification by the Registrant shall be made on a case-by-case basis by: (i) the stockholders; (ii) the board of directors by a majority vote of a quorum consisting of directors who were not parties to the Action; (iii) independent legal counsel’s written opinion if: (1) a majority vote of a quorum consisting of directors who were not parties to the Action so orders; or (2) a quorum consisting of directors who were not parties to the Action cannot be obtained.

Lastly, Section 78.752(1) of the NRS empowers a corporation to purchase and maintain insurance or make other financial arrangements with respect to liability arising out of the actions or omissions of directors, officers, employees or agents in their capacity or status as such, whether or not the corporation has the authority to indemnify him against such liability.

The Registrant’s Articles provide that, to the fullest extent permitted by the NRS, no director or officer shall be personally liable to the Registrant or to its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, except to the extent that such exemption from liability or limitation thereof is not permitted under the NRS currently in effect or as the same may be amended. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Registrant shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time. No repeal or modification of this provision of the Articles will apply to or have any effect on the liability or alleged liability of any director or officer of the Registrant for or with respect to any acts or omissions of such directors or officers occurring prior to such repeal or modification.

The Registrant’s Bylaws provide that the Registrant will indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Action in such manner, under such circumstances and to the fullest extent permitted by the Articles and the NRS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the provisions discussed above or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15.	Recent Sales of Unregistered Securities.

		Warrants
Date Issued	Common Stock	Shares	Exercise Price	Term (Years)	Purchaser(s)		Consideration(1)
11/21/22	-	51,370	$2.92	5		(2)	$117,030	(3)
2/6/24	-	2,513,686	$2.43	5		(2)	$314,211	(4)
10/8/25	-	508,592	$2.75	5		(2)	$361,409	(5)
10/8/25	-	35,062	$2.75	5		(6)	$38,761	(7)

(1)	The value of the non-cash consideration was estimated to be the fair value of our restricted common stock. Since our shares are thinly traded in the open market, the fair value of our equity instruments was estimated by management based on observations of the cash sales prices of both restricted shares and freely tradable shares.

II-2

(2)	Accredited investor.
(3)	The warrants were issued pursuant to an amendment to a license agreement. The value of the warrants was $117,030 as of November 21, 2022, the date of issuance.
(4)	The warrants were issued pursuant to a private placement of securities at a price of $0.125 per warrant. The fair value of the warrants was $2,189,420 as of February 8, 2024, the date of issuance.
(5)	The warrants were issued pursuant to a private placement concurrently with the sale of an aggregate of 678,125 shares of common stock in a registered direct offering for aggregate gross proceeds of approximately $1.1 million.
(6)	Placement Agent.
(7)	Issued as compensation to the placement agent in connection with the sale of common stock and warrants.

Item 16.	Exhibits.

Exhibit Number	Exhibit Description
3.1	Amended and Restated Articles of Incorporation, incorporated by reference to the registrant’s Current Report on Form 8-K for an event dated December 29, 2022, wherein such document is identified as Exhibit 3.3
3.2	Certificate of Designations of Series B Preferred Stock, incorporated by reference to the registrant’s Current Report on Form 8-K for an event dated December 29, 2022, wherein such document is identified as Exhibit 3.4
3.3	Bylaws, incorporated by reference to the registrant’s Current Report on Form 8-K for an event dated December 29, 2022, wherein such document is identified as Exhibit 3.5
4	Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934, incorporated by reference to the registrant’s Amendment No. 2 to Annual Report on Form 10-K/A for the year ended December 31, 2023, wherein such document is identified as Exhibit 4.1
5	Opinion of Certilman Balin Adler & Hyman, LLP*
10.1	License Agreement, dated as of January 27, 2012, between Regenerative Sciences, LLC and BioRestorative Therapies, Inc. (“License Agreement”), incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, wherein such document is identified as Exhibit 10.44
10.2	Amendment to License Agreement, dated March 21, 2012, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, wherein such document is identified as Exhibit 10.45
10.3	Amendment to License Agreement, dated November 30, 2015, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, wherein such document is identified as Exhibit 10.20
10.4	Letter agreement, dated November 21, 2022, by and among BioRestorative Therapies, Inc., Regenerative Sciences, LLC and Regenexx, LLC with regard to License Agreement, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, wherein such document is identified as Exhibit 10.4
10.5	Lease, dated as of August 25, 2014, between BioRestorative Therapies, Inc. and 50 Republic Road, LLC, incorporated by reference to the registrant’s Current Report on Form 8-K for an event dated August 25, 2014, wherein such document is identified as Exhibit 99.1

II-3

10.6	Lease Amendment, dated as of June 4, 2019, between 50 Republic Road, LLC and BioRestorative Therapies, Inc., incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, wherein such document is identified as Exhibit 10.37
10.7	BioRestorative Therapies, Inc. 2021 Stock Incentive Plan, as amended, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, wherein such document is identified as Exhibit 10.7
10.8	Executive Employment Agreement, dated as of March 18, 2021, by and between BioRestorative Therapies, Inc. and Lance Alstodt, incorporated by reference to the registrant’s Current Report on Form 8-K for an event dated March 18, 2021, wherein such document is identified as Exhibit 99.2
10.9	Executive Employment Agreement, dated as of March 18, 2021, by and between BioRestorative Therapies, Inc. and Francisco Silva, incorporated by reference to the registrant’s Current Report on Form 8-K for an event dated March 18, 2021, wherein such document is identified as Exhibit 99.3
10.10	Non-Qualified Stock Option Award Agreement, dated as of March 18, 2021, between BioRestorative Therapies, Inc. and Lance Alstodt, incorporated by reference to the registrant’s Current Report on Form 8-K for an event dated March 18, 2021, wherein such document is identified as Exhibit 99.4
10.11	Non-Qualified Stock Option Award Agreement, dated as of March 18, 2021, between BioRestorative Therapies, Inc. and Francisco Silva, incorporated by reference to the registrant’s Current Report on Form 8-K for an event dated March 18, 2021, wherein such document is identified as Exhibit 99.5
10.12	Executive Employment Agreement, dated as of November 4, 2021, between BioRestorative Therapies, Inc. and Robert Kristal, incorporated by reference to the registrant’s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2023, wherein such document is identified as Exhibit 10.12
10.13	Non-Qualified Stock Option Award Agreement, dated as of November 4, 2021, between BioRestorative Therapies, Inc. and Lance Alstodt, incorporated by reference to the registrant’s Current Report on Form 8-K for an event dated November 4, 2021, wherein such document is identified as Exhibit 99.1
10.14	Non-Qualified Stock Option Award Agreement, dated as of November 4, 2021, between BioRestorative Therapies, Inc. and Francisco Silva, incorporated by reference to the registrant’s Current Report on Form 8-K for an event dated November 4, wherein such document is identified as Exhibit 99.2
10.15	Non-Qualified Stock Option Award Agreement, dated as of November 4, 2021, between BioRestorative Therapies, Inc. and Nickolay Kukekov, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, wherein such document is identified as Exhibit 10.15
10.16	Non-Qualified Stock Option Award Agreement, dated as of November 4, 2021, between BioRestorative Therapies, Inc. and Patrick F. Williams, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, wherein such document is identified as Exhibit 10.16
10.17	Non-Qualified Stock Option Award Agreement, dated as of November 4, 2021, between BioRestorative Therapies, Inc. and David Rosa, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, wherein such document is identified as Exhibit 10.17

II-4

10.18	Amendment No. 1 to Non-Qualified Stock Option Award Agreement, dated as of November 4, 2021, between BioRestorative Therapies, Inc. and Lance Alstodt, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, wherein such document is identified as Exhibit 10.18
10.19	Amendment No. 1 to Non-Qualified Stock Option Award Agreement, dated as of November 4, 2021, between BioRestorative Therapies, Inc. and Francisco Silva, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, wherein such document is identified as Exhibit 10.19
10.20	Common Stock Purchase Warrant, dated November 9, 2021, issued by BioRestorative Therapies, Inc. pursuant to public offering, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, wherein such document is identified as Exhibit 10.20
10.21	Common Stock Purchase Warrant, dated November 9, 2021, issued by BioRestorative Therapies, Inc. to Auctus Fund, LLC, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, wherein such document is identified as Exhibit 10.21
10.22	Amendment No. 2 to Non-Qualified Stock Option Award Agreement, dated as of December 10, 2021, between BioRestorative Therapies, Inc. and Lance Alstodt, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, wherein such document is identified as Exhibit 10.22
10.23	Amendment No. 2 to Non-Qualified Stock Option Award Agreement, dated as of December 10, 2021, between BioRestorative Therapies, Inc. and Francisco Silva, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, wherein such document is identified as Exhibit 10.23
10.24	Amendment No. 1 to Non-Qualified Stock Option Award Agreement, dated as of December 10, 2021, between BioRestorative Therapies, Inc. and Nickolay Kukekov, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, wherein such document is identified as Exhibit 10.24
10.25	Amendment No. 1 to Non-Qualified Stock Option Award Agreement, dated as of December 10, 2021, between BioRestorative Therapies, Inc. and Patrick F. Williams, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, wherein such document is identified as Exhibit 10.25
10.26	Amendment No. 1 to Non-Qualified Stock Option Award Agreement, dated as of December 10, 2021, between BioRestorative Therapies, Inc. and David Rosa, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, wherein such document is identified as Exhibit 10.26
10.27	Incentive Stock Option Award Agreement, dated as of February 17, 2023, between BioRestorative Therapies, Inc. and Lance Alstodt, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, wherein such document is identified as Exhibit 10.28
10.28	Incentive Stock Option Award Agreement, dated as of February 17, 2023, between BioRestorative Therapies, Inc. and Francisco Silva, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, wherein such document is identified as Exhibit 10.29

II-5

10.29	Incentive Stock Option Award Agreement, dated as of February 17, 2023, between BioRestorative Therapies, Inc. and Robert Kristal, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, wherein such document is identified as Exhibit 10.30
10.30	Non-Qualified Stock Option Award Agreement, dated as of February 17, 2023, between BioRestorative Therapies, Inc. and Nickolay Kukekov, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, wherein such document is identified as Exhibit 10.32
10.31	Non-Qualified Stock Option Award Agreement, dated as of February 17, 2023, between BioRestorative Therapies, Inc. and Patrick F. Williams, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, wherein such document is identified as Exhibit 10.33
10.32	Non-Qualified Stock Option Award Agreement, dated as of February 17, 2023, between BioRestorative Therapies, Inc. and David Rosa, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, wherein such document is identified as Exhibit 10.34
10.33	Form of Warrant, dated February 8, 2024 (issued to warrantholders other than Auctus Fund, LLC), incorporated by reference to the registrant’s Current Report on Form 8-K for an event dated February 6, 2024, wherein such document is identified as Exhibit 10.3
10.34	Warrant, dated February 8, 2024 (issued to Auctus Fund, LLC), incorporated by reference to the registrant’s Current Report on Form 8-K for an event dated February 6, 2024, wherein such document is identified as Exhibit 10.4
10.35	Incentive Stock Option Award Agreement, dated as of February 13, 2024, between BioRestorative Therapies, Inc. and Lance Alstodt, incorporated by reference to the registrant’s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2023, wherein such document is identified as Exhibit 10.36
10.36	Incentive Stock Option Award Agreement, dated as of February 13, 2024, between BioRestorative Therapies, Inc. and Francisco Silva, incorporated by reference to the registrant’s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2023, wherein such document is identified as Exhibit 10.37
10.37	Incentive Stock Option Award Agreement, dated as of February 13, 2024, between BioRestorative Therapies, Inc. and Robert Kristal, incorporated by reference to the registrant’s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2023, wherein such document is identified as Exhibit 10.38
10.38	Non-Qualified Stock Option Award Agreement, dated as of February 13, 2024, between BioRestorative Therapies, Inc. and Nickolay Kukekov, incorporated by reference to the registrant’s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2023, wherein such document is identified as Exhibit 10.40
10.39	Non-Qualified Stock Option Award Agreement, dated as of February 13, 2024, between BioRestorative Therapies, Inc. and Patrick F. Williams, incorporated by reference to the registrant’s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2023, wherein such document is identified as Exhibit 10.41
10.40	Non-Qualified Stock Option Award Agreement, dated as of February 13, 2024, between BioRestorative Therapies, Inc. and David Rosa, incorporated by reference to the registrant’s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2023, wherein such document is identified as Exhibit 10.42

II-6

10.41	At the Market Offering Agreement, dated as of November 6, 2024, by and between BioRestorative Therapies, Inc. and Rodman & Renshaw, LLC, incorporated by reference to the registrant’s Current Report on Form 8-K for an event dated November 1, 2024, wherein such document is identified as Exhibit 1.1
10.42	Incentive Stock Option Award Agreement, dated as of February 14, 2025, between BioRestorative Therapies, Inc. and Lance Alstodt, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, wherein such document is identified as Exhibit 10.40
10.43	Incentive Stock Option Award Agreement, dated as of February 14, 2025, between BioRestorative Therapies, Inc. and Francisco Silva, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, wherein such document is identified as Exhibit 10.41
10.44	Incentive Stock Option Award Agreement, dated as of February 14, 2025, between BioRestorative Therapies, Inc. and Robert Kristal, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, wherein such document is identified as Exhibit 10.42
10.45	Non-Qualified Stock Option Award Agreement, dated as of February 14, 2025, between BioRestorative Therapies, Inc. and Nickolay Kukekov, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, wherein such document is identified as Exhibit 10.43
10.46	Non-Qualified Stock Option Award Agreement, dated as of February 14, 2025 between BioRestorative Therapies, Inc. and Patrick F. Williams, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, wherein such document is identified as Exhibit 10.44
10.47	Non-Qualified Stock Option Award Agreement, dated as of February 14, 2025, between BioRestorative Therapies, Inc. and David Rosa, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, wherein such document is identified as Exhibit 10.45
10.48	Form of Common Stock Purchase Warrant, dated October 8, 2025, incorporated by reference to the registrant’s Current Report on Form 8-K for an event dated October 6, 2025, wherein such document is identified as Exhibit 4.1
10.49	Amendment, dated October 15, 2025, to Common Stock Purchase Warrant, dated October 8, 2025, issued to Auctus Fund, LLC*
21	Subsidiaries, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2018, wherein such document is identified as Exhibit 21
23.1	Consent of Marcum LLP*
23.2	Consent of Certilman Balin Adler & Hyman, LLP (included in the opinion of Certilman Balin Adler & Hyman, LLP filed as Exhibit 5)*
24	Power of Attorney (included on signature page of the Registration Statement)
107	Filing Fee Table*

*Filed herewith.

II-7

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-1 or Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement is on Form S-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

II-8

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-9

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Melville, New York, on November 18, 2025.

BIORESTORATIVE THERAPIES, INC.

By:	/s/ Lance Alstodt
Lance Alstodt
President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lance Alstodt as his true and lawful attorney-in-fact with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments to this registration statement, and any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lance Alstodt	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	November 18, 2025
Lance Alstodt

/s/ Francisco Silva	Vice President, Research and Development, Secretary and Director	November 18, 2025
Francisco Silva

/s/ Robert E. Kristal	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 18, 2025
Robert E. Kristal

/s/ Nickolay Kukekov	Director	November 18, 2025
Nickolay Kukekov

/s/ Patrick F. Williams	Director	November 18, 2025
Patrick F. Williams

/s/ David Rosa	Director	November 18, 2025
David Rosa